Exhibit 99.1

Contact:	Roger Schrum
843-339 6018
roger.schrum@sonoco.com

Sonoco Names Paul Joachimczyk Chief Financial Officer

HARTSVILLE, S.C., June 17, 2025 – Sonoco Products Company (NYSE: SON), a global leader in value-added sustainable packaging, today announced that Paul Joachimczyk has been named Chief Financial Officer, effective June 30, 2025.

“We are pleased to have Paul joining the Sonoco family. He is a highly accomplished financial executive with a proven track record of successfully leading financial functions for large multinational publicly traded corporations,” said Howard Coker, President and Chief Executive Officer. “During his career, Paul has worked across diverse manufacturing industries, and he is committed to working with our leadership team to drive long-term value for shareholders by ensuring sound financial management and strong operating initiatives.”

Joachimczyk previously was Senior Vice President, Chief Financial Officer and Corporate Secretary of American Woodmark Corporation (NASDAQ: AMWD), one of the nation’s largest cabinet manufacturers, based in Winchester, VA. Prior to joining American Woodmark, he was Vice President of Finance for TopBuild Corp., a construction services and distribution company based in Daytona Beach, FL, and held finance leadership positions with Stanley Black & Decker and General Electric’s Healthcare and Capital Markets divisions. He began his career with Ernst and Young LLP as a financial auditor. He holds a Bachelor of Business Administration degree in accounting from the University of Wisconsin-Milwaukee and is a Certified Public Accountant.

Joachimczyk will replace Jerry Cheatham, who has served as Interim Chief Financial Officer since January 6, 2025, and will continue in that role through the filing of Sonoco’s second quarter Form 10-Q and assist Joachimczyk during the transition. Cheatham will then assume a senior finance leadership role with the Company.

“I want to thank Jerry for stepping in to lead our finance team during an important period in Sonoco’s transformation,” Coker said. “We look forward to Jerry and our experienced finance team working under Paul’s leadership to take the “New Sonoco” to the next level of achievement.”

About Sonoco

Founded in 1899, Sonoco (NYSE: SON) is a global leader in value-added, sustainable metal and fiber consumer and industrial packaging. The Company is now a multi-billion-dollar enterprise with approximately 23,400 employees working in 285 operations in 40 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life.,® we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. Sonoco was proudly named one of America’s Most Trustworthy and Responsible Companies by Newsweek in 2025. For more information on the Company, visit our website at www.sonoco.com.

North Second Street

Hartsville, S.C. 29550 USA

843/383-7794

www.sonoco.com

Forward-Looking Statements

Certain statements made in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “committed,” “continue,” “drive,” “enable,” “ensure,” “look forward,” “next level,” “will,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include, but are not limited to, statements regarding the Company’s ability to drive long-term value for shareholders by ensuring sound financial management and strong operating initiatives, the Company’s ability to serve its stakeholders and support a more sustainable future, and the timing and effects of senior leadership changes, including the ability to take the Company to the next level of achievement. These forward-looking statements are made based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning the Company’s future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things, risks related to the Company’s ability to execute on its strategy, including with respect to portfolio simplification, organizational streamlining, and capital investments, and achieve the benefits it expects therefrom; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Except as required by applicable law, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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